Exhibit 23.4
Consent of Independent Registered Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-4 of Merge Healthcare Incorporated of our report dated April 15, 2011, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K as amended by Form 10-K/A of Ophthalmic Imaging Systems for the year ended December 31, 2010.
We also consent to the reference our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Perry-Smith, LLP
Sacramento, California
October 13, 2011